Exhibit 3.2

BY-LAWS

OF

ORIEL ENERGY, INC.

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of Oriel Energy, Inc. (the “Corporation”) shall be located in the city of Wilmington, county of New Castle, state of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the state of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and time, within or without the State of Delaware, as the Board of Directors shall determine. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.

SECTION 2. Special Meeting. Special meetings of the stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Class A Common Stock of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order for such purposes as stated therein. Only the purposes specified in such order shall be considered or dealt with at such special meeting.

SECTION 3. Notice. Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meetings, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, a copy of the notice of any meeting shall be given by the Secretary (or other person authorized by these By-laws or by law), personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, and directed to each stockholder of record at such stockholder’s record address. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws is effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Any such consent is deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action. Notice given pursuant to this section is deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or the agent of the Corporation that the notice has been given by a form of electronic transmission is, in the absence of fraud, prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

If a meeting is adjourned to another time, not more than thirty (30) days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

SECTION 5. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder granting such proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited thereby, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

SECTION 6. Quorum; Adjournments. Except as otherwise provided by law, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, the President, a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, any Assistant Secretary, or if neither the Secretary nor any Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 8. Voting. At each meeting of stockholders where a quorum is present, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. All action, including the election of directors, shall be authorized by a majority of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Voting by ballot shall not be required for the election of directors or any other corporate action, except as otherwise provided by law. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares that it holds in a fiduciary capacity to the extent permitted by law.

SECTION 9. Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or to the Corporation’s principal place of business or the officer of the Corporation having custody of the minute book. Written consent shall bear the date of the signature of each stockholder who signs the consent and no consent shall be effective to take the corporate action referred to therein unless written consents sufficient to approve the action are delivered to the Corporation within sixty (60) days of the earliest dated consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take action were delivered to the Corporation as provided in this Article II, Section 9.

ARTICLE III

Directors

SECTION 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

SECTION 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board may be fixed from time to time by action of the Board of Directors.

SECTION 3. Election and Term. The initial Board of Directors shall be elected by the Incorporator and shall hold office until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

SECTION 4. Meetings. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble. Meetings shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the, Chief Executive Officer, President or any two of the directors then in office. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, electronic or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, need be specified in any written waiver of notice.

SECTION 5. Quorum; Voting. Except as otherwise provided by law, a majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws.

SECTION 6. Organization. At all meetings of the Board of Directors, the Chairman of the Board, or in his or her absence the Chief Executive Officer, the President or a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his or her absence, the presiding officer may appoint any person to act as secretary.

SECTION 7. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. To the extent permitted by law, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 8. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these By-laws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 10. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such a meeting.

ARTICLE IV

Committees

SECTION 1. Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures Applicable to All Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

SECTION 3. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

Officers

SECTION 1. Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, a Treasurer, a Chief Operating Officer and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his or her successor shall have been qualified or until his or her earlier death, resignation or removal. Any number of such offices may be held by the same person.

SECTION 2. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 3. Resignation and Removal. Any officer may resign his or her office at any time and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the whole Board. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, or the Chief Executive Officer. In the absence or disability of the Chairman of the Board (if one shall have been designated by the Board), if no Vice Chairman of the Board shall have been designated by the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 5. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management of the Corporation, subject, however, to the control of the Board of Directors. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6. Vice Presidents. A Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 7. The Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, have the responsibility for maintaining the financial records of the Corporation. He or she shall render from time to time an account of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 8. The Chief Operating Officer. The Chief Operating Officer shall have authority for the management and control of such business and affairs of the Corporation as shall be assigned by the Chief Executive Officer or the Board of Directors. In the event of the absence or disability of the Chief Executive Officer, he shall perform those duties as designated herein of the Chief Executive Officer.

SECTION 9. The Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his or her hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board of Directors, and shall pay out and dispose of the same under the direction of the Board of Directors.

SECTION 10. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 11. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 12. Officer Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

ARTICLE VI

Stock

SECTION 1. Form and Execution of Certificates. Unless determined by the Board of Directors, shares of stock of the Corporation shall be uncertificated. In the event the Board of Directors determines that there shall be certificates, such certificates shall be signed by the Chairman of the Board of Directors or the Chief Executive Officer, or the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer who has so signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his, her or its legal representative, to give the Corporation a signed affidavit detailing the person’s claim that the certificate was destroyed, lost or stolen. The company may also require a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

SECTION 2. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, and upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VII

Indemnification

SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (including service with respect to employee benefit plans), or is or was a director or officers of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise of which the Corporation owns, directly or indirectly, greater than fifty percent (50%) (hereafter an “Agent”), whether the basis of the Proceeding is alleged action in an official capacity as an Agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

SECTION 2. Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

SECTION 3. Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

SECTION 4. Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

SECTION 5. Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 6. Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

SECTION 7. Effect of Amendment. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

SECTION 8. Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 9. No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against any Agent to the extent such Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 10. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE VIII

Corporate Seal

The seal of the Corporation shall be circular in form and contain the name of the Corporation, the words “Corporate Seal” and “Delaware” and the year of incorporation of the Corporation, which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE X

Amendments

These By-laws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors of the Corporation.